Exhibit 23.2

Consent of Independent Auditors

We hereby consent to the use in this Registration Statement of Standard Financial Corp. and Subsidiaries on Form S-4 of our report dated February 24, 2016, relating to the consolidated financial statements of Allegheny Valley Bancorp, Inc. as of and for the years ending December 31, 2015 and 2014, which is included in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania

December 13, 2016